UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2023 (April 3, 2023)

Rosecliff Acquisition Corp I
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40058	85-3987148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue 34th Floor, New York, NY 10153

(Address of Principal Executive Offices) (Zip Code)

(212) 492-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	RCLFU	The Nasdaq Stock Market
Class A common stock, par value $0.0001 per share	RCLF	The Nasdaq Stock Market
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	RCLFW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2023, Rosecliff Acquisition Corp I (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5550(b)(2), due to the Company’s failure to meet the minimum $35 million Market Value of Listed Securities (“MVLS”) requirement for the Nasdaq Capital Market. The Staff based the review of the Company’s MVLS on the last 30 consecutive business days (February 17, 2023 to March 31, 2023) and determined a deficiency exists with regards to the applicable Nasdaq listing requirement. In addition, the Staff noted in the Notice that the Company is not in compliance with Listing Rules 5550(b)(1) or 5550(b)(3), due to the Company’s failure to maintain a stockholders’ equity of at least $2.5 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in the two of the three most recently completed fiscal years.

The Notice is only a notification of deficiency, not of imminent delisting. The Notice states that the Company has until October 2, 2023, a compliance period of 180 calendar days, to regain and maintain compliance with the Nasdaq Capital Market MVLS listing requirement. If at any time during this compliance period the Company’s MVLS closes at $35 million or more for a minimum of ten consecutive business days, the Staff will provide the Company with a written confirmation of compliance.

Forward-looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s compliance with Nasdaq Capital Market listing requirements, its ability to regain and sustain compliance with Nasdaq Capital Market listing requirements and any further actions by the Company or Nasdaq related to the foregoing. All statements, other than historical facts are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “predict,” “potential,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negatives of these terms or similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected or implied results. These forward-looking statements are based upon assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain.

The foregoing list of factors is not exhaustive. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and the other documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These risks and uncertainties depend on the Company’s ability to timely enter into and consummate a business combination agreement or otherwise address compliance with the Nasdaq Capital Market listing requirements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. The Company does not give any assurance that it will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rosecliff Acquisition Corp I

Date: April 5, 2023	By:	/s/ Michael P. Murphy
Name:	Michael P. Murphy
Title:	Chief Executive Officer